Exhibit 99.1
NEWS RELEASE
APA Corporation announces Third-Quarter 2025
financial and operational results

Key takeaways
•Reported production of 464,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 387,000 BOE per day;
•Exceeded third-quarter reported production guidance in all three operating regions while delivering upstream capital and operating costs below guidance;
•Increased fourth-quarter Egypt natural gas production guidance on continued well outperformance and infrastructure utilization; increased fourth-quarter Permian oil production guidance on strong operational execution;
•Expect to achieve $350 million in run-rate controllable spend savings by year-end 2025, two years sooner than initially anticipated; established target for additional run-rate savings by year-end 2026; and
•Reduced net debt by $431 million during the quarter while returning $154 million to shareholders through dividends and share repurchases.

HOUSTON, Nov. 5, 2025 – APA Corporation (Nasdaq: APA) today announced its financial and operating results for the third quarter of 2025.
APA reported net income attributable to common stock of $205 million, or $0.57 per diluted share. When adjusted for items that impact the comparability of results, APA’s adjusted earnings were $332 million, or $0.93 per diluted share. Net cash provided by operating activities was $1.5 billion, and adjusted EBITDAX was $1.3 billion.
“Our strong third-quarter results demonstrate our continued focus on operational execution, disciplined cost management, and the delivery of our strategic priorities,” said John J. Christmann IV, APA’s chief executive officer. “Once again, we exceeded production guidance across all operating areas, continued to deliver cost savings initiatives ahead of schedule and further strengthened our balance sheet. We believe the progress we have achieved in 2025 is sustainable and provides great momentum for the future.”

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APA CORPORATION ANNOUNCES THIRD-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5
Third-quarter summary
Third-quarter reported production was 464,000 BOE per day and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 387,000 BOE per day. U.S. oil production was 121,000 barrels per day, exceeding guidance on strong operational execution. Egypt production was also ahead of guidance, driven by the continued outperformance of natural gas well productivity and the optimization of existing infrastructure.
Upstream capital investment and lease operating expense (LOE) were below guidance, while G&A expense was in line with guidance. The company generated $339 million of free cash flow, returning $154 million to shareholders through dividends and share repurchases.
During the third quarter, APA reduced its net debt by approximately $430 million, driven by a combination of free cash flow generation and payments from Egypt. The company has reduced its net debt by nearly $2.3 billion since the third quarter of 2024, with a current net debt balance of roughly $4.0 billion.
Accelerated delivery of cost reduction initiatives and increased targets
With the continued momentum from its cost reduction initiatives, APA is once again accelerating and increasing its cost savings targets. The company now expects to achieve run-rate savings of $350 million by the end of 2025, two years sooner than originally anticipated. APA expects to recognize an additional $50 million to $100 million of run-rate savings by the end of 2026, spanning across development capital, LOE, and G&A.
The company is also increasing its anticipated realized savings target in 2025 to $300 million, compared to $200 million previously, driven by additional progress made on reducing drilling and completion (D&C) costs in the Permian and LOE in the North Sea.
“The accelerated delivery of our cost reduction initiatives reflects our organization’s commitment to continuous improvement,” Christmann said. “We have now established a sustainably lower cost structure, improving the quality of our investment opportunities while strengthening the resiliency of our portfolio.”

APA CORPORATION ANNOUNCES THIRD-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5
Fourth-quarter outlook

U.S. oil production guidance has been raised to 123,000 barrels-per-day following another quarter of strong execution. In Egypt, gross gas production is also expected to grow at a higher rate than previously anticipated. APA’s upstream capital investment in the fourth quarter is expected to be approximately $440 million, consistent with the company’s prior guidance issued in the second quarter.

Conference call

APA will host a conference call to discuss third-quarter 2025 results at 10 a.m. Central time, Thursday, Nov. 6. The conference call will be webcast from APA’s website, www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP financial measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “schedule,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, maintenance plans, production expectations, and run-rate and realized savings. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2024, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5
Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy S, Ste. 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286
Media:  (713) 296-7276
Website: www.apacorp.com

APA-F

-end-

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share data)

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,470	$1,797	$4,451	$5,136
Natural gas revenues	192	103	609	414
Natural gas liquids revenues	142	158	501	457
	1,804	2,058	5,561	6,007
Purchased oil and gas sales	311	473	1,368	1,018
Total revenues	2,115	2,531	6,929	7,025
Derivative instrument gains (losses), net	(97)	(10)	13	(17)
Gain on divestitures, net	5	1	285	284
Loss on previously sold Gulf of America properties	—	—	—	(83)
Other, net	(5)	18	15	26
	2,018	2,540	7,242	7,235
OPERATING EXPENSES:
Lease operating expenses	376	418	1,150	1,216
Gathering, processing, and transmission	110	123	318	328
Purchased oil and gas costs	184	292	962	665
Taxes other than income	51	70	179	205
Exploration	22	29	95	248
General and administrative	95	92	259	270
Transaction, reorganization, and separation	18	14	66	156
Depreciation, depletion, and amortization:
Oil and gas property and equipment	557	588	1,716	1,589
Other assets	8	7	22	24
Asset retirement obligation accretion	40	36	118	112
Impairments	—	1,111	—	1,111
Financing costs, net	46	100	55	276
	1,507	2,880	4,940	6,200
NET INCOME (LOSS) BEFORE INCOME TAXES	511	(340)	2,302	1,035
Current income tax provision	100	260	638	845
Deferred income tax provision (benefit)	133	(461)	303	(503)
NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	278	(139)	1,361	693
Net income attributable to noncontrolling interest	73	84	206	243
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$205	$(223)	$1,155	$450

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.57	$(0.60)	$3.20	$1.30
Diluted	$0.57	$(0.60)	$3.20	$1.29
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	357	370	361	348
Diluted	358	370	361	348

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	$0.75

APA CORPORATION
PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q25 to 2Q25	3Q25 to 3Q24	September 30,	September 30,
	2025	2025	2024			2025	2024
OIL VOLUME - Barrels per day
United States	121,225	123,725	143,299	(2)%	(15)%	123,343	122,138
Egypt (1,2)	89,493	86,210	91,673	4%	(2)%	87,304	88,725
North Sea	23,518	25,309	21,334	(7)%	10%	24,672	25,888
Total (1)	234,236	235,244	256,306	—%	(9)%	235,319	236,751
NATURAL GAS VOLUME - Mcf per day
United States	523,271	519,276	467,615	1%	12%	538,906	473,997
Egypt (1, 2)	374,236	345,649	300,418	8%	25%	345,907	287,953
North Sea	34,712	29,174	18,911	19%	84%	31,842	41,042
Total (1)	932,219	894,099	786,944	4%	18%	916,655	802,992
NGL VOLUME - Barrels per day
United States	72,709	79,632	79,474	(9)%	(9)%	76,565	71,690
North Sea	1,501	1,186	543	27%	176%	1,278	1,164
Total (1)	74,210	80,818	80,017	(8)%	(7)%	77,843	72,854
BOE per day
United States	281,145	289,902	300,709	(3)%	(7)%	289,726	272,827
Egypt (1, 2)	151,866	143,818	141,742	6%	7%	144,955	136,718
North Sea	30,804	31,358	25,029	(2)%	23%	31,257	33,892
Total (1)	463,815	465,078	467,480	—%	(1)%	465,938	443,437

Total excluding noncontrolling interests	413,144	417,096	420,199	(1)%	(2)%	417,577	397,832

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	29,860	28,762	30,579	29,127	29,596
Gas (Mcf/d)	124,867	115,319	100,210	115,405	96,054
BOE per day	50,671	47,982	47,281	48,361	45,605

(2) Egypt Gross Production:

Oil (b/d)	124,944	123,852	136,670	125,595	138,039
Gas (Mcf/d)	508,346	479,235	447,173	481,700	445,397
BOE per day	209,668	203,725	211,199	205,878	212,272

APA CORPORATION
ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q25 to 2Q25	3Q25 to 3Q24	September 30,	September 30,
	2025	2025	2024			2025	2024
OIL VOLUME - Barrels per day
United States	121,225	123,725	143,299	(2)%	(15)%	123,343	122,138
Egypt	44,269	43,593	44,627	2%	(1)%	43,468	43,414
North Sea	23,518	25,309	21,334	(7)%	10%	24,672	25,888
Total	189,012	192,627	209,260	(2)%	(10)%	191,483	191,440

NATURAL GAS VOLUME - Mcf per day
United States	523,271	519,276	467,615	1%	12%	538,906	473,997
Egypt	184,642	175,126	145,190	5%	27%	171,881	139,860
North Sea	34,712	29,174	18,911	19%	84%	31,842	41,042
Total	742,625	723,576	631,716	3%	18%	742,629	654,899

NGL VOLUME - Barrels per day
United States	72,709	79,632	79,474	(9)%	(9)%	76,565	71,690
North Sea	1,501	1,186	543	27%	176%	1,278	1,164
Total	74,210	80,818	80,017	(8)%	(7)%	77,843	72,854

BOE per day
United States	281,145	289,902	300,709	(3)%	(7)%	289,726	272,827
Egypt	75,043	72,781	68,825	3%	9%	72,114	66,724
North Sea	30,804	31,358	25,029	(2)%	23%	31,257	33,892
Total	386,992	394,041	394,563	(2)%	(2)%	393,097	373,443

APA CORPORATION
PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
AVERAGE OIL PRICE PER BARREL
United States	$66.03	$64.84	$76.34	$67.78	$78.16
Egypt	68.63	66.39	79.88	69.99	82.41
North Sea	69.78	66.56	83.36	70.99	83.67
Total	67.43	65.58	78.06	68.94	80.31

AVERAGE NATURAL GAS PRICE PER MCF
United States	$0.71	$1.03	$0.16	$1.27	$0.61
Egypt	3.75	3.48	2.93	3.49	2.93
North Sea	11.06	11.69	9.76	12.59	9.89
Total	2.25	2.28	1.43	2.45	1.89

AVERAGE NGL PRICE PER BARREL
United States	$20.11	$19.87	$20.91	$22.69	$22.20
North Sea	40.42	41.62	45.93	44.49	46.47
Total	20.65	20.49	21.29	23.30	22.73

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION
	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Unproved leasehold impairments	$—	$1	$—	$11
Dry hole expense	4	8	47	172
Geological and geophysical expense	3	6	7	22
Exploration overhead and other	15	14	41	43
	$22	$29	$95	$248

SUMMARY STOCK-SETTLED AND CASH-SETTLED EQUITY COMPENSATION INFORMATION
	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Stock-settled and cash-settled compensation expensed:
Lease operating expenses	$11	$3	$5	$21	$15
Exploration	3	2	1	6	3
General and administrative	37	8	8	62	18
Total stock-settled and cash-settled compensation expensed	51	13	14	89	36
Stock-settled and cash-settled compensation capitalized	6	2	2	12	8
Total stock-settled and cash-settled compensation costs	$57	$15	$16	$101	$44

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,460	$1,339	$3,737	$2,584
Additions to upstream oil and gas property	(719)	(930)	(2,156)	(2,153)
Leasehold and property acquisitions	—	(1)	(20)	(64)
Proceeds from asset divestitures	19	(5)	590	724
Proceeds from sale of Kinetik shares	—	—	—	428
Other, net	—	81	5	58
Net cash used in investing activities	$(700)	$(855)	$(1,581)	$(1,007)
Proceeds from (payments on) commercial paper and revolving credit facilities, net	—	127	(333)	190
Proceeds from term loan facility	—	—	—	1,500
Payments on term loan facility	—	(500)	(900)	(500)
Payment on Callon Credit Agreement	—	—	—	(472)
Fixed-rate debt borrowings	—	—	846	—
Payments on fixed-rate debt	(62)	—	(1,016)	(1,641)
Distributions to noncontrolling interest	(173)	(110)	(390)	(233)
Treasury stock activity, net	(65)	(2)	(215)	(146)
Dividends paid to APA common stockholders	(90)	(92)	(271)	(260)
Other, net	(2)	(3)	(27)	(38)
Net cash used in financing activities	$(392)	$(580)	$(2,306)	$(1,600)

SUMMARY BALANCE SHEET INFORMATION
	September 30,	December 31,
	2025	2024
Cash and cash equivalents	$475	$625
Other current assets	1,498	2,779
Property and equipment, net	12,719	12,646
Decommissioning security for sold Gulf of America properties	21	21
Other assets	2,986	3,319
Total assets	$17,699	$19,390

Current debt	$213	$53
Current liabilities	2,332	2,902
Long-term debt	4,275	5,991
Decommissioning contingency for sold Gulf of America properties	858	929
Deferred credits and other noncurrent liabilities	3,158	3,153
APA shareholders’ equity	5,965	5,280
Noncontrolling interest	898	1,082
Total Liabilities and equity	$17,699	$19,390

Common shares outstanding at end of period	356	365

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property and leasehold acquisitions, asset retirement additions and revisions, capitalized interest, and certain exploration expenses. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$9	$(2)	$26	$4,554
Exploration and development	648	959	2,177	2,546
Total Costs incurred in oil and gas property	$657	$957	$2,203	$7,100

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$657	$957	$2,203	$7,100
Asset and leasehold acquisitions	(9)	2	(26)	(4,554)
Asset retirement obligations incurred - oil and gas property	(10)	(201)	(18)	(210)
Capitalized interest	(12)	(8)	(32)	(22)
Exploration seismic and administration costs	(18)	(20)	(48)	(65)
Upstream capital investment including noncontrolling interest - Egypt	$608	$730	$2,079	$2,249
Less noncontrolling interest - Egypt	(66)	(60)	(179)	(194)
Total Upstream capital investment	$542	$670	$1,900	$2,055

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,460	$1,339	$3,737	$2,584
Changes in operating assets and liabilities	(271)	(221)	(516)	428
Cash flows from operations before changes in operating assets and liabilities	$1,189	$1,118	$3,221	$3,012
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(608)	(730)	(2,079)	(2,249)
Abandonment and decommissioning spend	(54)	(37)	(122)	(86)
Leasehold acquisition and other	(15)	(22)	(31)	(23)
Distributions to Sinopec noncontrolling interest	(173)	(110)	(390)	(233)
Free cash flow	$339	$219	$599	$421

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Net cash provided by operating activities	$1,460	$1,181	$1,339	$3,737	$2,584
Adjustments:
Exploration seismic and administrative costs	18	11	20	48	65
Current income tax provision	100	232	260	638	845
Other adjustments to reconcile net income to net cash provided by operating activities	(28)	(5)	45	(46)	14
Changes in operating assets and liabilities	(271)	(200)	(221)	(516)	428
Financing costs, net (excludes gain on extinguishment of debt)	48	69	100	202	276
Transaction, reorganization & separation costs	18	11	14	66	156
Adjusted EBITDAX (Non-GAAP)	$1,345	$1,299	$1,557	$4,129	$4,368

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2024
Current debt	$213	$263	$131	$53
Long-term debt	4,275	4,288	5,237	5,991
Total debt	4,488	4,551	5,368	6,044
Cash and cash equivalents	475	107	67	625
Net Debt	$4,013	$4,444	$5,301	$5,419

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(In millions, except per share data)

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	September 30, 2025				September 30, 2024
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income (loss) including noncontrolling interests (GAAP)	$511	$(233)	$278	$0.77	$(340)	$201	$(139)	$(0.38)
Income attributable to noncontrolling interests	133	(60)	73	0.20	152	(68)	84	0.22
Net income (loss) attributable to common stock	378	(173)	205	0.57	(492)	269	(223)	(0.60)
Adjustments: *
Asset and unproved leasehold impairments	—	—	—	—	1,112	(540)	572	1.53
Valuation allowance and EPL revaluation	—	3	3	0.01	—	—	—	—
Gain on extinguishment of debt	(2)	—	(2)	(0.01)	—	—	—	—
Unrealized derivative instrument losses	148	(33)	115	0.33	13	(3)	10	0.03
Transaction, reorganization & separation costs	18	(3)	15	0.04	14	(2)	12	0.04
Gain on divestitures, net	(5)	1	(4)	(0.01)	(1)	—	(1)	—
Adjusted earnings (Non-GAAP)	$537	$(205)	$332	$0.93	$646	$(276)	$370	$1.00

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2025				September 30, 2024
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$2,302	$(941)	$1,361	$3.77	$1,035	$(342)	$693	$1.99
Income attributable to noncontrolling interests	375	(169)	206	0.57	441	(198)	243	0.70
Net income attributable to common stock	1,927	(772)	1,155	3.20	594	(144)	450	1.29
Adjustments: *
Asset and unproved leasehold impairments	—	—	—	—	1,122	(542)	580	1.66
Valuation allowance and EPL revaluation	—	131	131	0.36	—	16	16	0.05
Gain on extinguishment of debt	(147)	32	(115)	(0.32)	—	—	—	—
Unrealized derivative instrument losses	40	(9)	31	0.09	18	(4)	14	0.04
Loss on previously sold Gulf of America properties	—	—	—	—	83	(18)	65	0.19
Kinetik equity investment mark-to-market loss	—	—	—	—	9	—	9	0.03
Transaction, reorganization & separation costs	66	(16)	50	0.14	156	(27)	129	0.37
Gain on divestitures, net	(285)	63	(222)	(0.62)	(284)	62	(222)	(0.64)
Adjusted Earnings (Non-GAAP)	$1,601	$(571)	$1,030	$2.85	$1,698	$(657)	$1,041	$2.99
*The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.